Fox Factory Holding Corp. Announces Operations Expansion
FOX to Increase Powered Vehicles Group Manufacturing and Operations Capabilities
Plans to Relocate Corporate Headquarters to Georgia
Further Optimizes Its U.S. Aftermarket Bike Products Distribution, Sales, and Service

SCOTTS VALLEY, California - October 31, 2018 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today announced that it has agreed to purchase a 23-acre site in Hall County, Georgia to diversify its manufacturing platform and provide additional long-term capacity to support growth in its Powered Vehicles Group. FOX also plans to relocate its corporate headquarters from Scotts Valley, California to its existing offices in Georgia by the end of the year. Additionally, FOX plans to relocate its aftermarket bike products distribution, sales, and service operations from Watsonville and Scotts Valley, California to Reno, Nevada to better serve its customers.
The first phase of the Hall County, Georgia project is expected to be completed in early 2020, and will be used for manufacturing, warehousing, distribution, and office space. The Company’s Scotts Valley, California location will remain an essential shared services facility housing certain corporate functions.
FOX believes the creation of a campus environment in Hall County, Georgia will allow its Powered Vehicle Group to continue to grow efficiently and foster increased innovation and collaboration between its teams and customers. FOX plans to invest up to $50 million in capital expenditures and employ up to 800 personnel over the next five years, dependent on market and general economic conditions in Georgia. This planned capital investment is consistent with the Company’s previously announced capital expenditure expectations in the range of 5% to 6% of sales for 2018 and 2019 to support the demand and strength of its business.
“Georgia provides the business environment and skilled workforce for innovative companies like Fox Factory Holding Corp. to enjoy long-term success and compete worldwide,” said Georgia’s Governor, Nathan Deal. “By relocating its headquarters to Georgia and expanding its facilities in Hall County, the company will continue to enjoy the benefits of the No. 1 state for business, including our expansive logistics infrastructure and a low-tax climate conducive to manufacturing. I am encouraged to see yet another industry leader choose to expand operations here, as Fox Factory Holding Corp.’s investment will produce meaningful results and create even more opportunities in the Hall County community. I congratulate Fox Factory Holding Corp. on its growth and we look forward to many more years of this successful partnership.”
"Fox Factory Holding Corp. is the leader in innovation and performance brands where they compete, and we are excited to welcome the company to Gainesville-Hall County, Georgia,” stated Tim Evans, GHCC Vice President of Economic Development.
“We are pleased to announce the plans for a new state of the art campus in Hall County, Georgia,” stated Larry L. Enterline, FOX's Chief Executive Officer. “This new site will allow us to add an additional world-class manufacturing operation for our Powered Vehicles Group that we intend to be ISO9001 and IATF 16949 certified, and will increase our ability to better serve our OEM customers and on-road aftermarket business.”
“The decision to expand our manufacturing and operations, relocate our headquarters, and move our aftermarket bike operations was the result of extensive research by our team and will better support the needs of our growing business over the next several years,” Mr. Enterline continued.

About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. The Company is a direct supplier to leading power vehicle original equipment manufacturers ("OEMs"). Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to future economic or market conditions and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com